SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                 _______________________________


                            FORM 8-K
                         CURRENT REPORT
               Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934



                                                       October 14, 1999
  Date of Report (Date of earliest event reported):   (October 8, 1999)


                  RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                           MISSOURI
         (State or Other Jurisdiction of Incorporation)


              1-13248                                43-1674052
     (Commission File Number)         (I.R.S. Employer Identification No.)


  1831 Chestnut Street, St. Louis, Missouri         63103-2275
 (Address of principal executive offices)           (Zip Code)

                        314-923-4444
     (Registrant's telephone number, including area code)

                       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Items 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     On  October  8, 1999, the Special Master appointed  by
the Circuit Court of Cole County, Missouri, recommended that the March 1999 modified settlement agreement of litigation (described in the Registrant's prior SEC filings) be disapproved. The March 1999 settlement agreement is intended to resolve outstanding litigation and regulatory issues, create Missouri's largest health care foundation, the Missouri Foundation for Health, and result in RightCHOICE's reorganization as a fully for-profit Blue Cross and Blue
Shield licensee.  The settlement  agreement  was reached   by
Blue  Cross  and  Blue  Shield  of  Missouri,   the Registrant,
the   Missouri  Attorney  General,   the   Missouri Department
of   Insurance and  100   consumer   organizations
representing more than one million Missourians and was filed with the Circuit Court on March 15, 1999.

      On September 9, 1999, the Missouri Supreme Court ordered that the Circuit Court of Cole County, Missouri, rule on the settlement on or before November 9, 1999.
The  underlying litigation giving rise to the Settlement
Agreement (described in the Registrant's prior SEC filings) remains pending in the Supreme Court of Missouri.

      The Registrant's Press Release, dated October 11, 1999, is attached as Exhibit 99(a) hereto and is incorporated herein by reference.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements

      Pro Forma Financial Statements and Exhibits.

     (a) - (b) Not applicable.

     (c)  Exhibits Required by Item 601 of Regulation S-K:

   99(a)  Press Release of Registrant dated October 11, 1999.

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

    Not applicable.
                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  October 14, 1999

                              RIGHTCHOICE MANAGED CARE, INC.


                                By  /s/  Sandra A. Van Trease
                                Sandra A. Van Trease
                                Chief Financial Officer,
                                Senior Executive Vice
                                President and Chief Operating Officer


                           EXHIBIT INDEX


Exhibit No.         Description

99(a)               Press  Release of Registrant dated October 11, 1999